UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Rocky Mountain Chocolate Factory, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s 2024 Omnibus Incentive Compensation Plan, as amended (the “2024 Plan”), to increase the number of shares of the Company’s common stock, $0.001 par value per share, authorized for issuance under the 2024 Plan by 530,000 shares of common stock (the “Plan Amendment”).

A description of the material terms and conditions of the Plan Amendment is set forth beginning on page 39 of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2026 (the "Proxy Statement"), and is incorporated herein by reference. The description of the Plan Amendment incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Increase Amendment, attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the close of business on June 26, 2026, the record date for the Annual Meeting (the “Record Date”), there were 9,439,587 shares of the Company’s common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company. This outstanding share number reflects an immaterial decrease from that included in the Proxy Statement.

At the Annual Meeting, 7,773,032 shares of the Company’s issued and outstanding shares of common stock entitled to vote as of the Record Date, or approximately 82.35% of such shares, were represented by proxy or appeared in person (including virtually) and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting are as follows:

Proposal 1 - Election of Directors. Each of Steven L. Craig, Jeffrey R. Geygan, Mel Keating, Brian Quinn, and Alberto Pérez-Jácome Friscione was elected as a director to serve on the Company’s board of directors until the Company’s 2027 annual meeting of stockholders and until their respective successors are elected and qualified as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven L. Craig	3,234,433	1,645,571	2,893,028
Jeffrey R. Geygan	3,033,440	1,846,564	2,893,028
Mel Keating	4,253,714	626,290	2,893,028
Brian Quinn	4,345,062	534,942	2,893,028
Alberto Pérez-Jácome Friscione	4,169,061	710,943	2,893,028

Proposal 2 - Ratification of Independent Registered Public Accountants. The appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027, was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,652,540	21,231	99,261	-

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,241,464	299,031	339,508	2,893,028

Proposal 4 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The frequency of future advisory votes on the compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,441,233	1,951,924	124,438	362,407	2,893,028

Based on the results of this advisory vote, the Board of Directors determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis.

Proposal 5 - Approval of the Plan Amendment. The amendment to the 2024 Plan, to increase the number of shares of common stock authorized for issuance under the 2024 Plan, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,617,858	1,856,144	406,001	2,893,028

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Amendment to the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management Compensatory Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 7, 2026	By:	/s/ Carrie Cass
	Name:	Carrie Cass
	Title:	Chief Financial Officer

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